UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COMCAST CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Comcast Center

Philadelphia, PA 19103-2838

(Address of principal executive offices)

COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN

COMCAST CORPORATION 2003 STOCK OPTION PLAN

COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN

COMCAST-NBCUNIVERSAL 2011 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Arthur R. Block

Executive Vice President and General Counsel

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

(Name and address of agent for service)

(215) 286-1700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Class A Common Stock, par value $0.01 per share	159,000,000	$66.985	$10,650,615,000	$1,072,516.93

(1)	This registration statement registers the issuance of 159,000,000 shares of Class A Common Stock (the “Class A Common Stock”) of Comcast Corporation (the “Registrant”), par value $0.01, 37,500,000 of which are issuable pursuant to the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, 99,000,000 of which are issuable pursuant to the Comcast Corporation 2003 Stock Option Plan, as amended and restated, 15,000,000 of which are issuable pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan, as amended and restated, and 7,500,000 of which are issuable pursuant to the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, as amended and restated (collectively, the “Plans”).
(2)	Pursuant to Rule 416, there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Plans and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of Class A Common Stock on the Nasdaq National Market on July 21, 2016. Pursuant to Rule 457(p) under the Securities Act, the $644,556.34 remaining of the relevant portion of the registration fees previously paid with respect to unsold securities registered on Registration Statement File No. 333-199741, initially filed on October 31, 2014 by Midwest Cable, Inc., a wholly owned subsidiary of Comcast Corporation, is being carried forward and is being applied to the registration fee of $1,072,516.93 in connection with this offering. The balance of the registration fee of $427,960.59 has been separately paid with respect to this offering.

EXPLANATORY NOTE

Registration of Additional Shares under Comcast Corporation 2002 Restricted Stock Plan

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 37,500,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2002 (Registration No. 333-101295, as amended by post-effective amendment no. 1 filed on December 4, 2002), December 4, 2002 (Registration No. 333-101645), April 8, 2003 (Registration No. 333-104385), March 1, 2005 (Registration No. 333-123059), January 4, 2006 (Registration No. 333-130847), May 16, 2008 (Registration No. 333-150976), August 21, 2009 (Registration No. 333-161468) and May 23, 2011 (Registration No. 333-174416), all of which are hereby incorporated by reference.

Registration of Additional Shares under Comcast Corporation 2003 Stock Option Plan

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed in order to register an additional 99,000,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast Corporation 2003 Stock Option Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on April 8, 2003 (Registration No. 333-104385), May 16, 2008 (Registration No. 333-150976), August 21, 2009 (Registration No. 333-161468) and May 23, 2011 (Registration No. 333-174416), all of which are hereby incorporated by reference.

Registration of Additional Shares under Comcast Corporation 2002 Employee Stock Purchase Plan

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed in order to register an additional 15,000,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast Corporation 2002 Employee Stock Purchase Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on November 19, 2002 (Registration No. 333-101295, as amended by post-effective amendment no. 1 filed on December 4, 2002), December 4, 2002 (Registration No. 333-101645), January 4, 2006 (Registration No. 333-130844), August 21, 2009 (Registration No. 333-161468) and August 2, 2012 (Registration No. 333-183008), all of which are hereby incorporated by reference.

Registration of Additional Shares under Comcast-NBCUniversal 2011 Employee Stock Purchase Plan

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed in order to register an additional 7,500,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on May 23, 2011 (Registration No. 333-174417) and August 2, 2012 (Registration No. 333-183008), all of which are hereby incorporated by reference.

Item 8.	Exhibits.

5.1	Opinion of Pepper Hamilton LLP (regarding validity)

5.2	Opinion of Pepper Hamilton LLP (regarding ERISA)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pepper Hamilton LLP (contained in Exhibits 5.1 and 5.2)

24.1	Power of Attorney (contained in the signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 28, 2016.

COMCAST CORPORATION

By:	/s/ Arthur R. Block
Name:	Arthur R. Block, Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Brian L. Roberts, Michael J. Cavanagh, David L. Cohen, Arthur R. Block and Lawrence J. Salva and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts	Chairman and CEO; Director	July 28, 2016
Brian L. Roberts	(Principal Executive Officer)

/s/ Michael J. Cavanagh	Senior Executive Vice President and CFO	July 28, 2016
Michael J. Cavanagh	(Principal Financial Officer)

/s/ Lawrence J. Salva	Executive Vice President and	July 28, 2016
Lawrence J. Salva	Chief Accounting Officer (Principal Accounting Officer)

/s/ Kenneth J. Bacon	Director	July 28, 2016
Kenneth J. Bacon

/s/ Madeline S. Bell	Director	July 28, 2016
Madeline S. Bell

/s/ Sheldon M. Bonovitz	Director	July 28, 2016
Sheldon M. Bonovitz

Signature	Title	Date

/s/ Edward Breen	Director	July 28, 2016
Edward Breen

/s/ Joseph J. Collins	Director	July 28, 2016
Joseph J. Collins

/s/ Gerald L. Hassell	Director	July 28, 2016
Gerald L. Hassell

/s/ Jeffrey A. Honickman	Director	July 28, 2016
Jeffrey A. Honickman

/s/ Eduardo G. Mestre	Director	July 28, 2016
Eduardo G. Mestre

/s/ Johnathan A. Rodgers	Director	July 28, 2016
Johnathan A. Rodgers

/s/ Dr. Judith Rodin	Director	July 28, 2016
Dr. Judith Rodin

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Pepper Hamilton LLP (regarding validity)

5.2	Opinion of Pepper Hamilton LLP (regarding ERISA)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pepper Hamilton LLP (contained in Exhibits 5.1 and 5.2)

24.1	Power of Attorney (contained in the signature pages hereto)